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                                                                    Exhibit 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated March 4, 2002 included in Matritech, Inc.'s Form 10-K for the year ended December 31, 2001 and to all references to our firm included in this registration statement.


/s/ Arthur Andersen LLP

Boston, Massachusetts

March 29, 2002